                                                                       EXHIBIT 1


                       AUDITED FINANCIAL STATEMENTS FOR
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

              AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                             FINANCIAL STATEMENTS

                       AS OF DECEMBER 31, 1994 AND 1993,

                        TOGETHER WITH AUDITORS' REPORT

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES
                          DECEMBER 31, 1994 AND 1993

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1994 and 1993


     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1994


     Notes to Financial Statements


SCHEDULES:

     Schedule I -- Item 27(a) -- Schedule of Investments as of December 31, 1994

     Schedule II -- Item 27(d) -- Schedule of Reportable Transactions for the
                    Year Ended December 31, 1994

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1994 and 1993, and the related statement of changes in net assets available for benefits for the year ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/ Arthur Andersen LLP
Philadelphia, PA
June 26, 1995

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1994

                                                The Vanguard Group Funds
                        ----------------------------------------------------------------------
                                                                                    World Fund  AMP Fixed
                        Money Market            Index Trust    Windsor                 U.S.       Income     AMP Stock
   ASSETS      Total       Prime    Wellington      500          II       PrimeCap    Growth       Fund        Fund      Loan Fund
   ------      -----       -----    ----------   ---------     -------    --------    ------       ----        ----      ---------

INVESTMENTS, at market
(Notes 2 and 3):

Commingled
trusts     $163,323,979 $15,730,883 $17,782,267 $73,277,630 $14,270,871 $17,910,770 $8,836,436 $ 15,506,216 $     8,906 $    --

Common
stock        36,100,732      --          --          --         --          --           --          --      36,100,732      --

Participant
loans
(Note 1)     23,789,159      --          --          --          --          --         --           --          --      23,789,159
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------

            223,213,870  15,730,883  17,782,267  73,277,630  14,270,871  17,910,770  8,836,436   15,506,216  36,109,638  23,789,159
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------

DEPOSITS WITH
INSURANCE COMPANIES,
at contract
value       189,813,480      --          --          --          --          --         --      189,813,480      --          --
(Notes 2   ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------
 and 4)

Total
investments 413,027,350  15,730,883  17,782,267  73,277,630  14,270,871  17,910,770  8,836,436  205,319,696  36,109,638  23,789,159
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------

RECEIVABLES:
Employer
contributions   166,591       5,510       8,785      22,717       6,591       9,080      5,845       75,390      32,673      --
 (Note 1)

Employee
deposits        523,356      20,552      35,544     100,488      28,059      39,091     22,217      253,747      23,658      --
  (Note 1)

Accrued
 interest and
 dividends        4,435      --          --          --          --          --         --            1,170       3,265      --

Other           101,001      --          --          --          --          --         --          --          100,800         201
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------
 Total
 receivables    795,383      26,062      44,329     123,205      34,650      48,171     28,062      330,307     160,396         201
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------


TOTAL
ASSETS      413,822,733  15,756,945  17,826,596  73,400,835  14,305,521  17,958,941  8,864,498  205,650,003  36,270,034  23,789,360
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------

 LIABILITIES

PAYABLES:
 Investments    (77,996)     --          --          --          --          --         --           --         (77,996)     --
 purchased ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------ ----------- -----------

NET ASSETS
AVAILABLE
FOR
BENEFITS   $413,744,737 $15,756,945 $17,826,596 $73,400,835 $14,305,521 $17,958,941 $8,864,498 $205,650,003 $36,192,038 $23,789,360
           ============ =========== =========== =========== =========== =========== ========== ============ =========== ===========


The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1993

                                                The Vanguard Group Funds
                        ---------------------------------------------------------------------
                                                                                   World Fund  AMP Fixed
                        Money Market            Index Trust    Windsor                U.S.       Income     AMP Stock
   ASSETS      Total       Prime    Wellington      500          II      PrimeCap    Growth       Fund        Fund      Loan Fund
   ------      -----       -----    ----------   ---------     -------   --------    ------       ----        ----      ---------
INVESTMENTS, at market
(Notes 2 and 3):

Commingled
trusts     $138,813,757 $12,058,279 $15,208,545 $72,958,072 $13,161,848 $6,942,568 $6,698,886 $11,785,506  $        53 $    --

Common
stock        22,839,509      --          --          --          --         --         --           --      22,839,509      --

Participant
loans
(Note 1)     20,681,677      --          --          --          --         --         --           --          --      20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
            182,334,943  12,058,279  15,208,545  72,958,072  13,161,848  6,942,568  6,698,886   11,785,506  22,839,562  20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

DEPOSITS WITH
INSURANCE COMPANIES,
at contract
value       179,699,792      --          --          --          --         --         --      179,699,792      --          --
(Notes 2   ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 and 4)

Total
investments 362,034,735  12,058,279  15,208,545  72,958,072  13,161,848  6,942,568  6,698,886  191,485,298  22,839,562  20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------


RECEIVABLES:
Employer
contributions   134,827       4,848       6,961      22,997       5,842      3,356      4,475       59,498      26,850      --
 (Note 1)

Employee
deposits        423,152      17,213      27,776      97,021      23,473     12,910     16,822      222,851       5,086      --
  (Note 1)

Accrued
 interest and
 dividends        1,715      --          --          --          --         --         --            1,113         602      --

Other           234,433      --          --          --          --         --         --           --         208,168      26,265
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 Total
 receivables    794,127      22,061      34,737     120,018      29,315     16,266     21,297      283,462     240,706      26,265
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
TOTAL
ASSETS      362,828,862  12,080,340  15,243,282  73,078,090  13,191,163  6,958,834  6,720,183  191,768,760  23,080,268  20,707,942
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

 LIABILITIES

PAYABLES:
 Investments    (80,116)     --          --          --          --         --         --           --         (80,116)     --
 purchased
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
NET ASSETS
AVAILABLE
FOR
BENEFITS   $362,748,746 $12,080,340 $15,243,282 $73,078,090 $13,191,163 $6,958,834 $6,720,183 $191,768,760 $23,000,152 $20,707,942
           ============ =========== =========== =========== =========== ========== ========== ============ =========== ===========

The accompanying notes and schedules are an integral part of this statement.


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                                                The Vanguard Group Funds
                        ---------------------------------------------------------------------
                                                                                    World Fund   AMP Fixed
                        Money Market            Index Trust    Windsor                 U.S.        Income     AMP Stock
               Total       Prime    Wellington      500          II       PrimeCap    Growth        Fund        Fund      Loan Fund
               -----       -----    ----------   ---------     -------    --------    ------        ----        ----      ---------
ADDITIONS:

Investment income-
 Net appreciation
 (depreciation)
 in market value of
 investments


 (Note 3)  $  1,182,622 $    --       ($891,112)($1,444,227)($1,054,432)$   746,200 $  193,559 $     --      $ 3,632,634 $    --

Interest
 and
 dividends   18,822,103     523,822     786,096   2,302,919     869,578     438,109    102,961   11,552,717      676,462   1,569,439

           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------

             20,004,725     523,822    (105,016)    858,692    (184,854)  1,184,309    296,520   11,552,717    4,309,096   1,569,439

           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------


Contributions and deposits
      (Note 1)

Employer     10,046,967     807,667     614,298   1,651,007     478,917     399,124    391,255    3,700,857    2,003,842      --
Employees    33,964,915   3,169,834   2,520,741   7,368,540   1,996,503   1,639,076  1,458,263   15,026,408      785,550      --
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------

             44,011,882   3,977,501   3,135,039   9,019,547   2,475,420   2,038,200  1,849,518   18,727,265    2,789,392      --
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------

Total
additions    64,016,607   4,501,323   3,030,023   9,878,239   2,290,566   3,222,509  2,146,038   30,279,982    7,098,488   1,569,439


DEDUCTIONS:

Payments to
participants 13,743,721     495,657     547,594   2,155,169     390,852     243,137     96,920    8,754,521      726,041     333,830

Loan maintenance
fees             43,560       8,340       4,190      11,190       1,780         510        160       17,250          140      --
           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------

Total
deductions   13,787,281     503,997     551,784   2,166,359     392,632     243,647     97,080    8,771,771      726,181     333,830


INTERFUND TRANSFERS
- --NET            --        (391,648)     10,677  (7,459,665)   (857,028)  7,712,442     66,548   (7,705,789)   6,778,654   1,845,809



ASSETS TRANSFERRED IN
                766,665      70,927      94,398      70,530      73,452     308,803     28,809       78,821       40,925      --

           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------


Net
additions    50,995,991   3,676,605   2,583,314     322,745   1,114,358  11,000,107  2,144,315   13,881,243   13,191,886   3,081,418



NET ASSETS AVAILABLE
FOR BENEFITS:

Beginning
of year     362,748,746  12,080,340  15,243,282  73,078,090  13,191,163   6,958,834  6,720,183  191,768,760   23,000,152  20,707,942

           ------------ ----------- ----------- ----------- ----------- ----------- ---------- ------------  ----------- -----------

End of
year       $413,744,737 $15,756,945 $17,826,596 $73,400,835 $14,305,521 $17,958,941 $8,864,498 $205,650,003  $36,192,038 $23,789,360

           ============ =========== =========== =========== =========== =========== ========== ============  =========== ===========


The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

1.   DESCRIPTION OF PLAN:
     -------------------
   The following description of the AMP Incorporated Employee Savings and Thrift Plan (the"Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General
   -------
   The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the "Company") and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of January 1, 1995.

   The Plan is a contributory defined contribution plan covering all employees of the Company and certain subsidiaries who have attained age 21 and completed one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   The Vanguard Fiduciary Trust Company is the trustee of the Plan.

   Contributions
   -------------
   Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 8% as a "deferred supplemental deposit." Effective January 1, 1995, the Plan allows participants to defer an additional 11% of their gross earnings as a "deferred supplemental deposit." The Company's matching contribution to the Plan is 60% of the participant's "deferred basic deposit", which is paid out of the Company's current and accumulated earnings.

   Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1993 reducing 1994 Company contributions amounted to $80,133. Forfeitures from 1994 amounted to $84,480 and will be applied against Company contributions in 1995.

   Investment Elections
   --------------------
   Participants may elect to invest their deferred basic, deferred supplemental deposits and Company matching contributions in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500, Windsor II, PrimeCap, World Fund U.S. Growth, AMP Fixed Income and AMP Stock Fund.

   Participants' Accounts
   ----------------------
   Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1994 and 1993 is 2,504 and 1,950 of the total 16,278 and 15,487, respectively.

   Vesting
   -------
   Participants are immediately vested in their deferred basic and deferred supplemental deposits plus actual earnings thereon. Company matching contributions and earnings become 100% vested after five years of continous service by a participant. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65.

   Payments to Participants
   ------------------------
   Deferred basic deposits and deferred supplemental deposits cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship". Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

   Partial or total withdrawal of pre-1983 basic deposits, supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

   Loans to Participants
   ---------------------
   Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed, and prepayment of a loan is allowed. All loans requested prior to December 31, 1994 and 1993 were disbursed to participants by that date.

   Administrative Expenses
   -----------------------
   All expenses incurred in the administration of the Plan are paid by the Company and amounted to $375,426 for the year ended December 31, 1994.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

   Basis of Accounting
   -------------------
   The accompanying financial statements have been prepared using the accrual basis of accounting.

   Valuation of Investments
   ------------------------
   Investments, except for the deposits with insurance companies that are carried at contract value, are stated at market value, which is equivalent to current value as of the statement date.

   Tax Status
   ----------
   The trust established under the AMP Incorporated Employee Savings and Thrift Plan is qualified under the Internal Revenue Code as exempt from Federal income taxes. Although the Plan has a favorable determination letter from the Internal Revenue Service ("IRS"), the Plan has been recently amended and an application for an updated determination letter from the IRS is pending. The Plan sponsor and legal counsel are of the opinion that the Plan, as amended and administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

3.   INVESTMENTS:
     -----------
   All Plan investments are held by a trust company administered trust fund and consist of shares of various Vanguard mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets that exceed 5% of net assets at December 31, 1994 and 1993.

                          December 31, 1994            December 31, 1993
                      --------------------------   --------------------------
                      No. of Shares    Market      No. of Shares    Market
 Description of       or Principal   or Contract   or Principal   or Contract
   Security              Amount         Value         Amount         Value
 --------------       ------------   -----------   ------------   -----------
Money Market Prime     31,246,005    $31,246,005    23,843,838    $23,843,838

Index 500 Fund          1,705,321     73,277,630     1,664,569     72,958,072

AMP Common Stock          496,230     36,100,732       361,814     22,839,509

Loans Receivable       23,789,159     23,789,159    20,681,677     20,681,677

The AMP Common Stock shares above do not reflect the effect of the 2-for-1 stock split that was effected March 2, 1995.

4.   DEPOSITS WITH INSURANCE COMPANIES:
     ---------------------------------
   The Plan has entered into guaranteed investment contracts with various insurance companies ("Companies"). Under the terms of the contracts, the Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements at the December 31, 1994 and 1993 contract values as reported to the Plan by the Companies.

   During 1992, the investment manager for the Plan's Fixed Income Fund invested $10,000,000 in Confederation Life Insurance Company's ("Confederation Life") Guaranteed Investment Contract Number 62682. This contract provides for a rate of return of 6.16%, and is due to mature on June 29, 1997. As of December 31, 1994, the Plan's GIC investment with Confederation Life had a gross recorded contract value of $10,082,223.

   On August 12, 1994, the U.S. assets of Confederation Life were placed under the regulatory supervison of the Michigan Commissioner of Insurance, and GIC payments by Confederation Life were suspended. No interest has been paid under the Plan's Confederation Life contract since this time, and it is not known when interest payments will re-commence.

   To enable the Plan's Trustee to continue to hold the Confederation Life GIC as a non-segregated asset of the Fixed Income Fund and to permit Plan participants to continue Fixed Income fund transactions as usual, the Company has agreed to back the GIC's gross recorded contract value, provided such is approved by applicable governmental agencies.

   5.   PLAN TERMINATION
        ----------------
   The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     -----------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1994 and 1993.

                                                                      Schedule I

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                   PIN #003
                    ITEM 27(A) -- SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1994

                                                        Number of Shares                   Market Value
                                                               or                               or
     DESCRIPTION OF SECURITY                            Principal Amount       Cost       Contract Value
     -----------------------                            ----------------       ----       --------------
Commingled Trusts and Common Stock:
      Money Market Prime                                     31,246,005     $31,246,005     $31,246,005
      Wellington Fund                                           917,084      18,009,500      17,782,267
      Index Trust 500 Fund                                    1,705,321      67,503,715      73,277,630
      Windsor II Fund                                           902,078      14,937,292      14,270,871
      PrimeCap Fund                                             896,435      16,763,040      17,910,770
      World Fund--U.S. Growth                                   576,415       8,557,681       8,836,436
      AMP Common Stock (see Note 3)                             496,230      29,111,835      36,100,732
                                                                           ------------    ------------
Total Commingled Trusts & Common Stock                                     $186,129,068    $199,424,711
                                                                           ------------    ------------

Deposits with Insurance Companies:
      AIG Life, 5.00%, due 8/31/98                            6,251,116      $6,251,116      $6,251,116
      CIGNA, 6.80%, due 4/1/96                               10,508,151      10,508,151      10,508,151
      Confederation, (see Note 4)                            10,082,223      10,082,223      10,082,223
      Continental, 6.65%, due 11/1/96                         5,875,755       5,875,755       5,875,755
      Continental, 6.05%, due 6/30/95                         5,793,239       5,793,239       5,793,239
      Continental, 6.30%, due 12/31/97                       11,303,473      11,303,473      11,303,473
      Hartford, 6.56%, due 3/31/97                            9,070,205       9,070,205       9,070,205
      Hartford, 6.22%, due 9/30/95                            5,971,468       5,971,468       5,971,468
      Metropolitan Life, 5.09%, due 3/23/98                  10,919,928      10,919,928      10,919,928
      NY Life, 5.20%, due 11/2/98                            12,731,405      12,731,405      12,731,405
      NY Life, 7.02%, due 3/31/99                             9,463,897       9,463,897       9,463,897
      NY Life, 7.47%, due 6/30/99                            10,361,660      10,361,660      10,361,660
      Principal, 5.13%, due 4/30/98                          10,873,512      10,873,512      10,873,512
      Principal, 5.73%, due 6/25/98                           8,707,321       8,707,321       8,707,321


      Principal, 8.12%, due 10/31/99                          7,091,931       7,091,931       7,091,931
      Prudential, 6.01%, due 11/1/97                          5,619,959       5,619,959       5,619,959
      Prudential, 5.31%, due 12/31/98                        10,526,507      10,526,507      10,526,507
      Prudential, 6.34%, due 10/31/97                         5,655,050       5,655,050       5,655,050
      Sun Life, 7.12%, due 3/31/97                           12,284,746      12,284,746      12,284,746
      Sun Life, 7.62%, due 4/1/97                             6,103,257       6,103,257       6,103,257
      Sun Life, 7.47%, due 8/31/97                            5,988,481       5,988,481       5,988,481
      Sun Life, 5.86%, due 8/31/98                            8,630,196       8,630,196       8,630,196
                                                                           ------------    ------------
Total Deposits with Insurance Companies                                     189,813,480     189,813,480

Participants Loans                                           23,789,159      23,789,159      23,789,159
                                                                           ------------    ------------
          TOTAL                                                            $399,731,707    $413,027,350
                                                                           ============    ============

The accompanying notes are an integral part of this schedule.

                                                                     Schedule II
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                   PIN #003
               ITEM 27(D) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                                                   Number of  Number of                                   Cost of        Net
Identity of Party   Description of Transaction     Purchases    Sales     Purchase Price  Selling Price  Items Sold   Gain/(Loss)
- -----------------   --------------------------     ---------  ---------   --------------  -------------  ----------   -----------
Vanguard           Money Market Prime                 256        260       $70,154,785     $61,846,349   $61,846,349   $   --

Vanguard           Index Trust 500 Fund               232        251        19,773,166      18,009,382    16,602,778    1,406,604

AMP                Common Stock                       122         83        18,593,735       8,972,950     7,138,515    1,834,435

Vanguard           PrimeCap Fund                      244        224        16,087,881       5,865,879     5,697,852      168,027

The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

The accompanying notes are an integral part of this schedule.